Exhibit 99.1
Press Release Source: Medicis Pharmaceutical Corporation; Revance Therapeutics, Inc.
CONTACT:
Medicis
Kara Stancell, Investor Relations & Corporate Communications,
(602) 808-3854
Revance
Niquette Hunt, Marketing
(650) 230-4500
Medicis and Revance Announce Strategic Collaboration
Tuesday December 11, 4:45 pm ET
SCOTTSDALE, Ariz. and MOUNTAIN VIEW, Calif., Dec. 11, 2007 — Medicis (NYSE:MRX — News) and Revance Therapeutics, Inc. (``Revance’’) today announced a transaction in which Medicis will make an equity investment in Revance and purchase an option to acquire Revance or to license exclusively in North America Revance’s novel topical botulinum toxin type A product currently under clinical development. The option period will extend through the end of Phase 2 testing in the United States. In consideration for its $20 million investment, Medicis will receive preferred stock equivalent to nearly 10 percent ownership in Revance on a fully diluted basis.
“We are pleased to announce our collaboration with Revance,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “The early stage technology of Revance’s novel delivery of botulinum toxin type A topically for aesthetic purposes is of particular interest to us for our aesthetic product pipeline. We believe the application of botulinum toxin type A without an injection could dramatically expand the usage of the treatment, and expand the market even more rapidly than it is growing today.”
Dan Browne, President and Chief Executive Officer of Revance, stated, “The participation of Medicis in this round of financing is an important milestone for Revance’s development of a novel approach for targeting and delivering botulinum toxin. We are extremely pleased to have Medicis join an experienced syndicate of investors, all of whom share a passionate commitment to expanding the aesthetic medicine market by providing physicians and consumers with innovative treatment options.”
The Medicis investment is part of a $43.2 million closing of a Series C financing completed by Revance. Other investors in this financing included returning investors, Essex Woodlands Healthcare Ventures, Vivo Ventures, Technology Partners, Shepherd Ventures, and Palo Alto Investors. Leerink Swann LLC acted as sole placement agent for Revance on the Series C financing.

According to the American Society for Aesthetic Plastic Surgery, injections of botulinum toxin type A were the number one non-surgical procedure in 2006, with over 3 million total procedures. Current growth estimates in botulinum toxin type A in dollars are estimated to be in excess of 20 percent over the prior year. This translates into a retail U.S. aesthetic market of approximately $300 million-$400 million(1).
Additionally, Medicis has committed to make further equity investments in Revance of up to $5 million under certain terms and prior to the exercise of the option to acquire Revance or to license exclusively Revance’s topical botulinum toxin type A product in North America. Separately, Medicis and Revance have also agreed to engage in exclusive negotiations regarding a development program relating to the application of Revance’s proprietary drug delivery technology to other agents and selected dermatological targets.
Prior to the exercise of the option, Revance will remain primarily responsible for the worldwide development of Revance’s topical botulinum toxin type A product in consultation with Medicis in North America. Medicis will assume primary responsibility for the development of the product should consummation of either a merger or a license for topically delivered botulinum toxin type A in North America be completed under the terms of the option. Revance will have sole responsibility for manufacturing the development product and manufacturing the product during commercialization worldwide. Medicis’ right to exercise the option is triggered upon Revance’s successful completion of certain regulatory milestones through the end of Phase 2 testing in the United States. A license would contain a payment upon exercise of license option, milestone payments related to clinical, regulatory and commercial achievements, and royalties based on sales as defined in the license. If Medicis elects to exercise the option, the financial terms for the acquisition or license will be determined through an independent valuation in accordance with specified methodologies.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE(R) (hyaluronic acid), PERLANE(R) (hyaluronic acid), DYNACIN(R) (minocycline HCl), LOPROX(R) (ciclopirox), PLEXION(R) (sodium sulfacetamide/sulfur), SOLODYN(R) (minocycline HCl, USP) Extended Release Tablets, TRIAZ(R) (benzoyl peroxide), LIDEX(R) (fluocinonide) Cream, 0.05%, VANOS(R) (fluocinonide) Cream, 0.1%, SYNALAR(R) (fluocinolone acetonide), and ZIANA(R) (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL(R) (sodium phenylbutyrate) and AMMONUL(R) (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA(R). For more information about Medicis, please visit the Company’s website at http://www.medicis.com.

About Revance
Revance Therapeutics, Inc. is a privately held specialty biopharmaceutical company based in Mountain View, California. The company is focused on developing innovative products in the aesthetic medicine and personal wellness categories. Revance has developed a platform technology that enables the delivery of large macromolecules and other potent molecules across skin. Revance has exclusive worldwide rights to a highly purified low molecular weight botulinum toxin type A across all dose forms and all indications. Revance has clinical-stage programs in facial aesthetics, hyperhidrosis, and preclinical programs dermal contouring, and hyperpigmentation, and the over-the-counter skin care brand RELASTIN. For more information about Revance, please visit the company’s website at http://www.revance.com.
Forward-Looking Statements
This press release contains ``forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. In particular, there can be no assurance whether or when the RELOXIN(R) product will be approved by the FDA, Revance will meet any milestones, or Medicis will elect to exercise its option. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the quarter ended September 30, 2007, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. RESTYLANE(R) and PERLANE(R) are trademarks of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks are the property of Medicis or its Affiliates.
References
(1) American Society for Aesthetic Plastic Surgery, Cosmetic Surgery National Data Bank Statistics, 2006 and Allergan company reports
Contact:
Medicis
Kara Stancell
(602) 808-3854
Revance
Niquette Hunt, Marketing
(650) 230-4500